"Exhibit 99.1"


NEWS RELEASE - SEPTEMBER 1, 1995
KANSAS CITY SOUTHERN INDUSTRIES, INC. ANNOUNCES DST FILES REGISTRATION
STATEMENT

Kansas City Southern Industries, Inc. ("KCSI") (New York Stock Exchange/KSU) today announced that its wholly-owned subsidiary DST Systems, Inc. ("DST") has filed a registration statement with the Securities and Exchange Commission for the public offering of 22,000,000 shares of DST's common stock. KCSI indicated that 21,500,000 shares will be offered by DST and 500,000 shares by KCSI. DST plans to complete the offering in the last quarter of this year subject to market conditions. The proceeds of the shares offered by DST will be used both to reduce existing debt, including debt to KCSI, and for working capital. The managing underwriters are Merrill Lynch & Co., CS First Boston, Salomon Brothers Inc and Schroder Wertheim & Co. DST provides sophisticated information processing and computer software services and products, primarily to mutual funds, insurance providers, banks and other financial services organizations.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATIONS UNDER THE SECURITIES LAWS OF ANY SUCH STATE.